UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2011

CALIFORNIA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
(Address of principal executive offices, including zip code)

212-400-6900
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2011, the Board of Directors of California Gold Corp. (the “Company”) appointed George Duggan as Chief Operating Officer of the Company, to serve as such until the next annual meeting of shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal.

Since 1978, Mr. Duggan, 63, has been engaged in the media and investor relations business, operating through his own company, Incorporated Operations, and through Michael Baybak & Co., Inc. (Florida) and Communications Services Inc. (California).  From 1977 to 1978, he was employed as a financial analyst at Texas Instruments Inc.

Mr. Duggan received an MBA degree from the University of California at Berkeley in 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA GOLD CORPORATION

Dated: January 17, 2010	By:	/s/ James D. Davidson
	Name:	James D. Davidson
	Title:	Chief Executive Officer and President